Exhibit 23.1

Consent of Independent Registered

Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-1 on Form S-3 of our report dated March     , 2013 relating to the financial statements, which appears in Cempra, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 8, 2013